UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 20, 2010

AVI BioPharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of Principal Executive Offices, Including Zip Code)

(425) 354-5038

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 20, 2010, AVI BioPharma, Inc. (the “Company”) entered into a Settlement Agreement with George W. Haywood (“Mr. Haywood”), Cheryl Haywood (“Ms. Haywood”), Rockall Emerging Markets Master Fund Limited (the “Fund”), Meldrum Asset Management, LLC (“Meldrum”), Con Egan (“Mr. Egan”) and Conor O’Driscoll (“Mr. O’Driscoll”) (“Mr. Haywood”, “Ms. Haywood”, the “Fund”, “Meldrum”, “Mr. Egan” and “Mr. O’Driscoll” each a “Shareholder Party” and, collectively, the “Shareholder Group”).  As previously disclosed, the Shareholder Group requested that the Company call a special shareholders’ meeting to (1) remove certain members of the Company’s board of directors (“Board”) and (2) elect new directors to the Board to fill vacancies left by removal of directors.  The Settlement Agreement memorializes certain actions taken by the Board of Directors, including, among other things, (i) requesting the resignation of Leslie Hudson as the Company’s Chief Executive Officer and President, and as a director, (ii) amending the Company’s Bylaws to reduce the size of the Board and to clarify that a nominee appointed by the Board to fill a vacancy would serve the remainder of the term of such seat, (iii) appointing J. David Boyle II, the Company’s current Senior Vice President and Chief Financial Officer, as the Company’s interim Chief Executive Officer and President, (iv) appointing Anthony R. Chase to serve as a director of the Company to fill the vacancy created by Dr. Hudson’s resignation from the Board, (v) appointing Mr. Chase to the Nominating and Corporate Governance Committee and (vi) accepting the resignation of one of the Company’s directors, K. Michael Forrest, to facilitate the reduction in Board size as a result of the Bylaw amendment.  In addition, for a period of one year, the Shareholder Group has agreed not to engage in the solicitation of any proxy relating to the voting of the Company’s Common Stock and not to take certain actions relating to the Board of Directors or management of the Company.  For a period of six months, members of the Shareholder Group also agreed not to acquire beneficial ownership of additional shares of Common Stock if such acquisition would cause their beneficial ownership to exceed certain thresholds as set forth in the Settlement Agreement.

The foregoing is only a brief description of the material terms of the Settlement Agreement, does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement that is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 20, 2010, Leslie Hudson, PhD and K. Michael Forrest resigned from the Board of Directors of the Company.  Dr. Hudson was the Company’s Chief Executive Officer and President of the Company.  Mr. Forrest was a member of the Board’s Compensation Committee.  Neither resignation was a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 20, 2010, the Board of Directors requested that Leslie Hudson, PhD, the Company’s Chief Executive Officer and President, tender his resignation as the Company’s Chief Executive Officer and President, and accordingly such resignation is being treated as an involuntary termination of his employment without “Cause” for purposes of Section 13(d) of the Employment Agreement dated February 8, 2008 between the Company and Dr. Hudson (the “Employment Agreement”).  Dr. Hudson tendered his resignation.

(c)           On April 20, 2010, the Board of Directors appointed J. David Boyle II, 56, the Company’s current Senior Vice President and Chief Financial Officer as its interim Chief Executive Officer and President, to serve at the pleasure of the Board of Directors.  Mr. Boyle will continue in his position as Chief Financial Officer.  Mr. Boyle has served as the Company’s Senior Vice President and Chief Financial Officer of the Company since August 18, 2008. In the five years prior to his appointment as the Company’s Senior Vice President and Chief Financial Officer, Mr. Boyle worked for both XOMA Ltd., a biopharmaceutical company in the field of therapeutic antibody discovery and development, and Polycom, Inc., a worldwide high technology communications company. Mr. Boyle served as Vice President, Finance and Chief Financial Officer of XOMA Ltd. from July 2005 to August 2008. Prior to his position as Chief Financial Officer, Mr. Boyle served as

Vice President, Financial Operations of XOMA Ltd. from January 2005 to July 2005. Mr. Boyle joined XOMA Ltd. in January 2005 from Polycom, Inc. where he served from March 2002 to December 2004, most recently, as Vice President, Finance. Mr. Boyle also brings to the Company extensive global financial leadership experience in the pharmaceutical industry through previous senior leadership positions. Prior to his employment with Polycom, Inc., Mr. Boyle worked for Salix Pharmaceuticals, Ltd. in the US and for Ares Serono Group both in the United States and Switzerland. Mr. Boyle holds a Bachelor of Arts degree from Catholic University.  As a result of this interim appointment, Mr. Boyle’s salary has been increased by $3,000 per month while serving as the interim Chief Executive Officer and President, his bonus target percentage for 2010 has been increased to forty percent (40%), and he has been granted a fully vested option on April 20, 2010 to acquire 50,000 shares of the Company’s common stock at an exercise price of $1.24.

(d)           On April 20, 2010, the Board of Directors appointed Anthony R. Chase as a Group II Director to fill the vacancy on the Board left by the resignation of Leslie Hudson.  The Board also designated Mr. Chase as an independent member of the Board.  The Shareholder Group submitted Mr. Chase’s name for consideration by the Company’s Nominating and Corporate Governance Committee and the Board.  Mr. Chase was granted an option pursuant to the Company’s 2002 Equity Incentive Plan to acquire 60,000 shares of the Company’s Common Stock, at an exercise price of $1.24, with a four-year vesting period commencing on the grant date of April 20, 2010 (the “Grant Date”), 1/4th of the shares vest and become exercisable on the earlier of one year after the Grant Date or the commencement of the next succeeding annual meeting of shareholders; 1/4th of the shares vest and become exercisable on the earlier of two years after the Grant Date or the commencement of the next succeeding annual meeting of shareholders, 1/4th of the shares vest and become exercisable on the earlier of three years after the Grant Date or the commencement of the next succeeding annual meeting of shareholders and 1/4th of the shares vest and become exercisable on the earlier of four years after the Grant Date or the commencement of the next succeeding annual meeting of shareholders.  Mr. Chase will hold office for the remainder of the term of a Group II director and until such director’s successor shall have been elected and qualified.  Mr. Chase has been a director of the Cornell Companies, Inc. (NYSE:CRN) since October 1999 and was appointed its lead director in May 2008.  Mr. Chase is also a director of Western Gas Partners, L.P. (NYSE:WES).  Since 1990, Mr. Chase has been a Professor of Law at the University of Houston Law Center, and he is also Chairman of ChaseSource, a staffing & recruiting firm, and ChaseSource Real Estate Services, L.P.  He is a principal of Crest Investment Company, a private equity firm. He served as Chairman and Chief Executive Officer of ChaseCom, L.P., a global customer relationship management firm, until its sale to AT&T Corporation in December 2007.  Mr. Chase is immediate past Deputy Chairman of the Federal Reserve Bank of Dallas.  He received his JD from Harvard Law School, his MBA from Harvard Business School and his AB from Harvard College.

(e)           On April 20, 2010, the Company entered into a separation agreement with Leslie Hudson (the “Separation Agreement”), the terms of which were previously negotiated pursuant to the Employment Agreement.  Pursuant to the terms of the Separation Agreement, Dr. Hudson will receive total cash severance payments of $1,412,170.00 (the “Cash Severance Payments”), calculated by reference to two (2) times the sum of: (i) his annual base salary in effect as of the Separation Date ($494,400), (ii) the average of his last two annual bonuses ($188,669), and (iii) the annual cost of Pfizer retiree healthcare coverage for him and his spouse ($23,016).  The Cash Severance Payments will be made to Dr. Hudson in twenty-four (24) equal monthly installments, less required deductions and withholdings, over the twenty-four (24) month period following the effective date of the Separation Agreement.  In addition, as of the effective date of the Separation Agreement, previously granted options to Dr. Hudson for three hundred thirty-three thousand five hundred (333,500) shares and one hundred sixteen thousand five hundred (116,500) shares of restricted stock will immediately become fully vested and exercisable (if applicable).

The foregoing is only a brief description of the material terms of the Separation Agreement, does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement that is filed as Exhibit 10.2 to this current report on Form 8-K.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2010, the Board of Directors amended the Company’s Bylaws as follows:

(a)           The first sentence of Section 3.2 of the Bylaws is hereby deleted and replaced with the following:  “The number of directors of the corporation shall be a minimum of one (1) and a maximum of seven (7) as determined from time to time by the Board of Directors.”

(b)           The fourth sentence of Section 3.10 of the Bylaws is hereby deleted and replaced with the following:  “A director elected or appointed to fill a vacancy shall be elected or appointed to hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor shall have been elected and qualified.”

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	First Amendment to the First Restated Bylaws of AVI BioPharma, Inc.

10.1	Settlement Agreement dated April 20, 2010 among the Company and the Shareholder Group

10.2	Separation Agreement dated April 20, 2010 between Leslie Hudson and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVI BIOPHARMA, INC.

Dated: April 22, 2010	By:	/s/ J. David Boyle II
J. David Boyle II
Interim Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amendment to the First Restated Bylaws of AVI BioPharma, Inc.

10.1	Settlement Agreement dated April 20, 2010 among the Company and the Shareholder Group

10.2	Separation Agreement dated April 20, 2010 between Leslie Hudson and the Company